AMENDMENT NO. 5

PARTICIPATION AGREEMENT

The Participation Agreement, (the “Agreement”), dated July 1, 2005, by and among AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware Trust (“AVIF (IVIF)”), Invesco Distributors, Inc., a Delaware corporation (“INVESCO”), AXA Equitable Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and AXA Advisors, LLC and AXA Distributors LLC, each an affiliate of LIFE COMPANY and the principal underwriters of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following Schedule A.

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

PAA-AMD5-AXA - 100114

092414 (1) t11

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: October 1, 2014

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:		By:
Name:	Veronica Castillo	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:		By:
Name:	Veronica Castillo	Name:	Brian Thorp
Title:	Assistant Secretary	Title:	Vice President

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:		By:
Name:	Lourdy Joseph	Name:	Steven M. Joenk
Title:	Senior Manager	Title:	Managing Director

AXA ADVISORS, LLC

Attest:		By:
Name:	Lourdy Joseph	Name:	David R. Kam
Title:	Senior Manager	Title:	Chairman

AXA DISTRIBUTORS, LLC

Attest:		By:
Name:	Lourdy Joseph	Name:	Nick Lane
Title:	Senior Manager	Title:	President

2